32	Certification of the Chief Executive Officer and the Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of First National Bancshares, Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2003

/s/ Jerry L. Calvert Jerry L. Calvert President and Chief Executive Officer

Date: August 13, 2003

/s/ Kitty B. Payne Kitty B. Payne Chief Financial Officer